EXHIBIT 5.1

GREENBERG TRAURIG, LLP
The MetLife Building
200 Park Avenue
New York, New York 10166

September 15, 2011

KIT digital, Inc.
26 West 17th Street, 2nd Floor
New York, New York 10011

Re:  KIT digital, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

As legal counsel to KIT digital, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of (1) the Company’s Registration Statement on Form S-3 (File No. 333-169918) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 13, 2010 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on October 22, 2010, and the prospectus dated October 22, 2010 (the “Base Prospectus”), and (2) the prospectus supplement dated September 15, 2011 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed with the Commission under Rule 424(b)(2) of the Securities Act, relating to the proposed public offering (the “Offering”) of 3,680,000 shares of the Company’s common stock (the “Shares”), which includes an option granted by the Company to the Underwriters (as defined below) to purchase 480,000 shares of the Company’s common stock to cover over-allotments, if any.

With respect to the opinions set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

(a)	The Certificate of Incorporation of the Company, as amended to date;

(b)	The By-laws of the Company, as amended to date;

(c)	The Registration Statements;

(d)	The Prospectus;

(e)
The Underwriting Agreement, dated September 15, 2011 (the “Underwriting Agreement”), between Canaccord Genuity Inc. and Allen & Company LLC, acting as the representatives of the several underwriters (the “Underwriters”), and the Company;

(f)	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statements and transactions in connection therewith, including the Offering; and

(g)	Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner and under the terms described in the Registration Statement, Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Delaware.  Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP